Exhibit 23.5

The Board of Directors of Globus Wireless Ltd.:


We consent to the use of our report on P.C.I. Marketing & Communications Inc. dated March 16, 2001 and to the reference to our firm under the heading "Experts" in this Form SB-2.


signed "KPMG LLP"


Kelowna, Canada

October 5, 2001